AMENDMENT NUMBER 5 TO NOTE PURCHASE AGREEMENT

     AMENDMENT NUMBER 5 TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of April 26, 2003 among BELK, INC., a Delaware corporation, as debtor (in such capacity, the “Debtor”), THE BELK CENTER, INC., a North Carolina corporation, as servicer (the “Servicer” or “Belk Center”), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the “Company”) and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Company and the Bank Investors (in such capacity, the “Agent”) and as a Bank Investor amending that certain Note Purchase Agreement dated as of May 3, 1999, as amended prior to the date hereof (the “Note Purchase Agreement”).

     WHEREAS, the Debtor has requested that the Note Purchase Agreement be amended to reflect an extension of the Commitment Termination Date;

     WHEREAS, Bank of America solely constitutes the Majority Investors (as defined in the Note Purchase Agreement); and

     WHEREAS, the parties hereto have agreed to make certain amendments to the Note Purchase Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  Defined Terms. As used in this Amendment, capitalized terms shall have the same meanings assigned thereto in the Note Purchase Agreement.

     SECTION 2.  Amendment to Definitions.

     (a)    The definition of “Commitment Termination Date” is hereby amended to read as follows (solely for convenience, changed text is italicized):

““Commitment Termination Date” means April 24, 2004, or such later date to which the Commitment Termination Date may be extended by Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.”

     (b)    The definition of “Official Body” is hereby amended to read as follows (solely for convenience, changed text is italicized):

““Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principals, in each case whether foreign or domestic.”

     SECTION 3.  Amendment to Financial Covenants of Debtor.

     (a)    Section 5.3(a) of the Note Purchase Agreement is hereby amended to read as follows (solely for convenience, changed text is italicized):

“The Debtor shall not permit the Fixed Charge Coverage Ratio for the consecutive three-quarter period of the Debtor ending on February 1, 2003, or for any consecutive four-quarter period of the Debtor ending on a date after February 1, 2003, to be less than 2.0 to 1.0.”

     (b)      Section 5.3(b) of the Note Purchase Agreement is hereby amended to read as follows (solely for convenience, changed text is italicized):

“The Debtor shall not permit, the Leverage Ratio for: (i) the consecutive three-quarter period of the Debtor ending on January 30, 1999, to be equal to or greater than 3.00 to 1.00, (ii) any consecutive four-quarter period of the Debtor including and ending with the first fiscal quarter of any fiscal year to be greater than 3.25 to 1.00, (iii) any consecutive four-quarter period of the Debtor including and ending with the second fiscal quarter of any fiscal year to be greater than 3.25 to 1.00, (iv) any consecutive four-quarter period of the Debtor including and ending with the third fiscal quarter of any fiscal year to be greater than 3.70 to 1.00, or (v) any consecutive four-quarter period of the Debtor including and ending with the fourth fiscal quarter of any fiscal year to be greater than 4.25 to 1.00.”

     SECTION 4.  Amendment to Indemnity for Taxes, Reserves and Expenses.

     (a)    Section 6.2(b) of the Note Purchase Agreement is hereby amended by adding the following to the end thereof:

“For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board, including Interpretation No. 46: Consolidation of Variable Interest Entities, shall constitute an adoption, change, request or directive subject to this Section 6.2(b).”

     SECTION 5.  Representations and Warranties. The Debtor hereby makes to the Company on and as of the date hereof, the following representations and warranties:

(a) Authority. The Debtor has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Note Purchase Agreement (as amended hereby). The execution, delivery and performance by the Debtor of this Amendment and the performance of the Note Purchase Agreement (as amended hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

(b) Enforceability. This Amendment has been duly executed and delivered by the Debtor. The Note Purchase Agreement (as amended hereby) is the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, and is in full force and effect; and

(c) Representations and Warranties. The representations and warranties of the Debtor contained in the Note Purchase Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

     SECTION 6.  Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company under the Note Purchase Agreement.

     SECTION 7.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.  Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.  Ratification. Except as expressly affected by the provisions hereof, the Note Purchase Agreement as amended shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 5 as of the date first written above.

BELK, INC., as Debtor

By: /s/ John M. Belk Name: John M. Belk Title: Chairman

THE BELK CENTER, INC., as Servicer

By: /s/ John M. Belk Name: John M. Belk Title: Chairman

ENTERPRISE FUNDING CORPORATION, as Company

By: /s/ Kevin P. Burns Name: Kevin P. Burns Title: Vice President

BANK OF AMERICA, N.A., as Agent and as a Bank Investor

By: /s/ Elliott Lemon Name: Elliott Lemon Title: Vice President